UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 16, 2011

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 8.01	Other Events.

On December 21, 2011, AmTrust Financial Services, Inc. (the “Company”) closed the sale of $175.0 million aggregate principal amount of the Company’s 5.50% convertible senior notes due 2021 (the “Notes”) to certain initial purchasers in a private placement.

The sale was consummated pursuant to a purchase agreement, dated December 16, 2011 (the “Purchase Agreement”), by and between the Company, on the one hand, and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”), on the other hand.  The Company also granted the Initial Purchasers a 30-day option to purchase up to an additional $25.0 million aggregate principal amount of the Notes.

Pursuant to the terms of the Purchase Agreement, the Company, certain stockholders and all of the Company’s directors and executive officers also agreed, subject to certain exceptions, not to sell or transfer any shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), held by them for 90 days after December 13, 2011, without first obtaining the written consent of Goldman, Sachs & Co. and J.P. Morgan Securities LLC on behalf of the Initial Purchasers.

The Company issued the Notes under an indenture, dated as of December 21, 2011 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of December 21, 2011 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee.

The Notes will bear interest at a rate equal to 5.50% per year, payable semiannually in arrears on June 15th and December 15th of each year, beginning on June 15, 2012.  The Notes will be the Company’s general unsecured obligations and will rank equally in right of payment with its other existing and future senior unsecured indebtedness and senior in right of payment to any of its indebtedness that is contractually subordinated to the Notes. The Notes will also be effectively subordinated to any of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the existing and future indebtedness of the Company’s subsidiaries (including trade payables).

The Notes will mature on December 15, 2021 (the “Maturity Date”), unless earlier purchased by the Company or converted into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Prior to September 15, 2021, the Notes will be convertible only upon satisfaction of certain conditions, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date.  The conversion rate will initially equal 31.4218 shares of Common Stock per $1,000 principal amount of Notes, which corresponds to an initial conversion price of approximately $31.83 per share of Common Stock, representing a conversion premium of 25.0% over $25.46 per share, which was the last reported sale price of the Common Stock on the NASDAQ on December 15, 2011. The conversion rate will be subject to adjustment upon the occurrence of certain events as set forth in the Indenture.  Upon conversion of the Notes, the Company will, at its election, pay or deliver, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock.

Upon the occurrence of a fundamental change (as defined in the Indenture) involving the Company, holders of the Notes will have the right to require the Company to repurchase their Notes for cash, in whole or in part, at 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The Indenture contains customary covenants, such as reporting of annual and quarterly financial results, and restrictions on certain mergers and consolidations. The Notes and the Indenture do not contain any financial covenants. The Notes and the Indenture contain customary events of default, including failure to pay principal or interest, breach of covenants, cross-acceleration to other debt in excess of $10 million, unsatisfied final judgments of $15 million or more and bankruptcy events, all subject to terms, including notice and cure periods, set forth in the Indenture.

The Notes were offered and sold only to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)). The Notes and the Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable securities laws of any relevant state or jurisdiction.

If, and for so long as, the restrictive legend on the Notes has not been removed or the Notes are not otherwise freely tradable by holders other than the Company’s affiliates as of the 370th day after the last date of original issuance of the Notes, the Company will pay additional interest on the notes at an annual rate equal to 0.50% of the aggregate principal amount of notes outstanding until the restrictive legend on the notes has been removed and the notes are freely tradable as described above.

The Company estimates that the net proceeds it will receive from the offering will be approximately $169.27 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.  The Company intends to use the net proceeds from the offering for general corporate purposes, which may include working capital, repayment of debt, capital expenditures and/or strategic acquisitions.

The descriptions of the agreements described above are summaries only and are qualified in their entirety by the reference to the full text of the respective agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

On December 16, 2011, the Company issued a press release announcing the pricing of the Notes.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 21, 2011, by and between the Company and the Trustee

4.2	First Supplemental Indenture, dated as of December 21, 2011, by and between the Company and the Trustee

4.3	Form of 5.50% Convertible Senior Notes due 2021 (incorporated by reference to Exhibit A to Exhibit 4.2)

4.4
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-134960) filed with the Securities and Exchange Commission on June 12, 2006)

10.1	Purchase Agreement, dated December 16, 2011, by and between the Company and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers

99.1	Pricing Press Release, dated December 16, 2011, announcing the pricing of the Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date: December 21, 2011	By:	/s/ Stephen Ungar
Stephen Ungar
General Counsel and Secretary